Exhibit 10.2

AMENDMENT TO

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS AMENDMENT ("Amendment") to the August 20, 2018 Addendum (the "Addendum") to the Employment Agreement dated as of June 29, 2018, by and between Veoneer, Inc. (the "Company") and Jan Carlson (the "Executive"), shall be effective as of the 10th of June, 2019.

1.	The following paragraph shall be added as the final bullet point of the Addendum:

"Notwithstanding anything in this Addendum to the contrary, effective June 10th, 2019, the Company and Appointee agreed that if the 24,969 share equivalents scheduled to vest on July 1, 2019 so vest, then such 24,969 share equivalents shall be settled, on a one-for-one basis, in shares of the Company's common stock, instead of in cash. The shares of the Company's common stock shall be granted under, and pursuant to the terms and conditions of, the Veoneer, Inc. 2018 Stock Incentive Plan."

2.	The Addendum, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

VEONEER, INC.

By: /s/ Mikko Taipale
Name: Mikko Taipale
Title: EVP, HR

/s/ Jan Carlson
JAN CARLSON